Exhibit 99


  Family Dollar Reports Preliminary First Quarter Financial Results

              Earnings Per Share Increase 12.5% to $0.36


    MATTHEWS, N.C.--(BUSINESS WIRE)--Dec. 20, 2006--Family Dollar Stores, Inc. (NYSE: FDO), today reported preliminary financial results for the first quarter of fiscal 2007 ended November 25, 2006. Net income per diluted share increased 12.5% to $0.36 compared with $0.32 for the first quarter of fiscal 2006 ended November 26, 2005. Net income for the first quarter was $54.4 million, or 5.8% above net income of $51.4 million for the first quarter of fiscal 2006.

    These financial results are preliminary due to the previously announced review by the Company of its stock option grant practices. The financial results reported today do not take into account any adjustments that may be required upon completion of the review and, therefore, should be considered preliminary until the Company files its annual report on Form 10-K for fiscal 2006 and its Form 10-Q for the first quarter of fiscal 2007.

    "As a result of the dedicated efforts of all our hard-working Associates, Family Dollar is providing customers with a better shopping experience," said Howard R. Levine, Chairman and Chief Executive Officer. "During the last several quarters, we have lowered inventory levels and improved our merchandising presentations. We have also worked to enhance our Associate development and retention efforts, and I am especially pleased with the results in stores, where our store manager retention has increased significantly. The result is a more compelling place to shop, work and invest."

    Beginning in fiscal 2007, the Company will record sales of prepaid cellular services on a net basis; as a result, only the markup on the sales of these products will be recorded as revenue. This change reduced previously reported revenue for the first quarter of fiscal 2007 by approximately $24.3 million but had no impact on operating income. Net sales for the first quarter of fiscal 2007 were approximately $1.60 billion, or 5.9% above sales of approximately $1.51 billion for the first quarter of fiscal 2006. Sales in comparable stores, adjusted for prepaid cellular services, increased approximately 0.9% in the first quarter of fiscal 2007. The increase in comparable store sales was a result of an increase in average customer transaction, which offset a slight decline in customer traffic, as measured by the number of register transactions.

    Gross profit, as a percentage of net sales, was 34.5% in the first quarter of fiscal 2007 compared to 33.6% in the first quarter of fiscal 2006. The improvement in gross profit, as a percentage of sales, was primarily a result of the growth in sales of prepaid cellular services, lower markdowns and lower inventory shrinkage.

    Selling, general and administrative ("SG&A") expenses, as a percentage of sales, increased to 28.8% in the first quarter of fiscal 2007 from 28.1% in the first quarter of fiscal 2006. The increase in SG&A expense, as a percentage of sales, resulted from lower than expected comparable store sales performance and expenses associated with the Company's review of its stock option processes.

    In the first quarter of fiscal 2007, the Company recorded net interest expense of approximately $3.9 million compared with net interest expense of $1.3 million in the first quarter of fiscal 2006.

    The Company's inventories at November 25, 2006, were $1.09 billion, or 1.8% below inventories of $1.11 billion at November 26, 2005. Excluding in-transit inventory, inventory per store at November 25, 2006, was approximately 7.8% less than inventory per store at November 26, 2005.

    In the first quarter of fiscal 2007, capital expenditures were $20.7 million compared with $48.8 million in the first quarter of fiscal 2006. During the first quarter of fiscal 2007, the Company opened 87 new stores and closed 8 stores. For the first quarter of fiscal 2007, depreciation and amortization was $35.5 million compared with $32.2 million in the first quarter of fiscal 2006.

    Outlook

    The Company expects comparable store sales to modestly improve during the remainder of the 53-week fiscal year ending September 1, 2007. The Company believes that sales growth in lower-margin consumables and low single-digit comparable store sales will pressure its operating margin but expects to largely offset this pressure with better purchase markups, lower inventory shrinkage, lower freight expense and the benefits from a continued refinement of operational and administrative processes. Using these assumptions, the Company continues to expect that earnings per share for fiscal 2007 will be between $1.57 and $1.69.

    The Company continues to expect that comparable store sales for the December period will increase 0% to 2%. The biggest shopping days of the season have not yet occurred, and results for the full month will be significantly impacted by the next several days. For the 14-week quarter ending March 3, 2007, the Company expects net sales to increase 12% to 14% and expects comparable store sales to increase 1% to 3%. The Company expects earnings per share for the second quarter of fiscal 2007 to be between $0.58 and $0.64.

    Review of Stock Option Practices

    As previously announced, the Company has formed a Special Committee of the Board of Directors to investigate the Company's stock option grant practices. While the review of the Special Committee and its outside, independent counsel and advisors is ongoing, the Company currently believes that the incorrect measurement date was used for accounting purposes with respect to certain stock option grants made to newly hired employees and in connection with the Company's annual grant of stock options in one or more years. The Company is currently unable to determine the amount of any charges associated with such incorrect measurement dates and, accordingly, has not yet determined the impact on the Company's financial statements. Consequently, the Company is not currently providing detailed final GAAP financial information for the first quarter of 2007, and all financial results described in this press release, including the Company's earnings guidance, as well as the previously announced financial results for fiscal 2006, should be considered preliminary, and are subject to change to reflect any necessary corrections or adjustments that are identified as a result of the Special Committee's review. The Company is not currently able to predict the extent or significance of any such changes, and no determination has been made as to whether restatements of prior period financial statements will be required.

    The Company has voluntarily informed the Securities and Exchange Committee ("SEC") of the Special Committee's review and is providing the SEC with information from that review in connection with the SEC's inquiry into the Company's stock option grant practices.

    Because the work of the Special Committee is not complete, the Company has been unable to file its annual report on Form 10-K for the fiscal year ending August 26, 2006. Given these circumstances, the Company does not expect to be in a position to file its Quarterly Report on Form 10-Q for the quarter ended November 25, 2006, in a timely manner. The Company plans to become current in its periodic reports required under the Securities and Exchange Act of 1934, as amended, as soon as practicable following the completion of the Special Committee's review. Additionally, the Company will not purchase shares under its stock repurchase program until it completes all required filings.

    Cautionary Statements

    Certain statements contained in this press release, including those relating to the Company's stock option review and its potential impact on the Company's financial statements, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company's plans, activities or events which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Such risks, uncertainties and other factors include, but are not limited to:

    -- competitive factors and pricing pressures, including energy prices,

    --  changes in economic conditions,

    --  the impact of acts of war or terrorism,

    --  changes in consumer demand and product mix,

    -- unusual weather, natural disasters or pandemic outbreaks that may impact sales and/or operations,

    --  the impact of inflation,

    --  merchandise supply and pricing constraints,

    --  success of merchandising and marketing programs,

    -- the Company's ability to successfully execute its ongoing operational functions,

    -- general transportation or distribution delays or interruptions,

    --  dependence on imports,

    -- changes in currency exchange rates, trade restrictions, tariffs, quotas, and freight rates,

    --  success of new store opening programs,

    -- costs and delays associated with building, opening and operating new distribution facilities and stores,

    -- costs and/or failure to achieve results associated with the implementation of programs, systems and technology, including merchandising and supply chain processes, store technology, cooler installations and related food programs, Urban
        Initiative programs, and real estate expansion goals,

    -- changes in food and energy prices and their impact on consumer spending and the Company's costs,

    --  changes in shrinkage,

    --  the Company's ability to attract and retain employees,

    -- changes in interpretations or applications of accounting principles,

    --  failure to comply with covenants governing our indebtedness,

    -- changes in state or federal laws or regulations, including the effects of legislation and regulations on wage levels and entitlement programs,

    -- progress or results of the Company's review of stock option practices,

    -- the impact of any restatement of financial statements of the Company or other actions, charges or costs that may be taken or required as a result of such review,

    -- the possibility that the Company will continue to be unable to timely file reports with the SEC, or

    -- litigation and governmental investigations or proceedings resulting from the Company's stock option practices and/or the results of the Company's review of those practices.

    Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under "Cautionary Statement Regarding Forward-Looking Statements" or "Risk Factors" in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed or to be filed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

    There can be no assurance that the outcome of the review by the Special Committee of the Company's stock option practices and the related potential accounting impact will not result in changes to these preliminary financial results and adjustments for the fiscal 2007 first quarter or a restatement of the financial results provided by the Company for any historical period.

    First Quarter Earnings Conference Call Information

    Family Dollar plans to announce financial results for the first quarter ended November 25, 2006, on Wednesday, December 20, 2006. The Company plans to host a conference call on December 20, 2006, at 10:00 A.M. ET to discuss the results. If you wish to participate, please call (888) 215-0829 for domestic USA calls and (706) 634-8796 for international calls at least 10 minutes before the call is scheduled to begin. The conference ID for the conference call is "3328533" and the meeting leader is Ms. Kiley Rawlins. A replay of the call will be available from 12:00 P.M. ET, December 20, 2006, through 5:00 PM ET, December 27, 2006, by calling (800) 642-1687 for domestic USA calls and (706) 645-9291 for international calls. The conference ID for the replay is "3328533".

    There will also be a live webcast of the conference call that can be accessed at the following link:

         http://www.familydollar.com/investors.aspx?p=irhome.

    A replay of the webcast will be available at the same address noted above after 2:00 P.M. ET, December 20, 2006.

    About Family Dollar Stores, Inc.

    With more than 6,200 stores in a 44-state area ranging northwest to Idaho, northeast to Maine, southeast to Florida, and southwest to Arizona, Family Dollar is one of the fastest growing discount store chains in the United States. Family Dollar has provided value-conscious consumers with competitive prices at neighborhood stores for more than forty-seven years. Offering a consistent selection of name-brand and good quality merchandise in an attractive and convenient shopping environment, the Company is focused on continuing to meet the needs of shoppers looking for excellent value.


             FAMILY DOLLAR STORES, INC. AND SUBSIDIARIES
          PRELIMINARY CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Unaudited)


(in thousands, except
 per share and share      November 25,   November 26,    August 26,
 amounts)                     2006           2005           2006
------------------------  ------------- -----------------------------
Assets
------------------------
Current assets:
 Cash and cash
  equivalents             $   115,270   $    112,468   $      79,727
 Investment securities        121,165         33,875         136,505
 Merchandise inventories    1,090,266      1,110,785       1,037,859
 Deferred income taxes        134,816        106,942         132,585
 Income tax refund
  receivable                       --             --          10,413
 Prepayments and other
  current assets               36,520         36,243          28,892
                          ------------  -------------  --------------
  Total current assets      1,498,037      1,400,313       1,425,981

Property and equipment,
 net                        1,062,215      1,041,742       1,077,608
Other assets                   25,667         26,623          26,573
                          ------------  -------------  --------------

Total assets              $ 2,585,919   $  2,468,678   $   2,530,162
                          ============  =============  ==============

Liabilities and
 Shareholders' Equity
------------------------
Current liabilities:
 Accounts payable and
  accrued liabilities     $   973,851   $    831,640   $     986,110
 Income taxes payable          21,873         38,175              --
                          ------------  -------------  --------------
  Total current
   liabilities                995,724        869,815         986,110

Long-term debt                250,000        250,000         250,000
Deferred income taxes          76,592         84,278          78,525
Commitments and
 contingencies

Shareholders' Equity:
 Preferred stock, $1
  par; authorized and
  unissued 500,000
  shares
 Common stock, $.10 par;
  authorized 600,000,000
  shares                       17,890         17,887          17,856
 Capital in excess of
  par                         150,897        127,180         141,408
 Retained earnings          1,591,474      1,498,943       1,552,921
                          ------------  -------------  --------------
                            1,760,261      1,644,010       1,712,185
 Less: common stock held
  in treasury, at cost        496,658        379,425         496,658
                          ------------  -------------  --------------

 Total shareholders'
  equity                    1,263,603      1,264,585       1,215,527
                          ------------  -------------  --------------

Total liabilities and
 shareholders' equity     $ 2,585,919   $  2,468,678   $   2,530,162
                          ============  =============  ==============


             FAMILY DOLLAR STORES, INC. AND SUBSIDIARIES
       PRELIMINARY CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                             (Unaudited)


                                   For the First Quarter Ended
                           -------------------------------------------
(in thousands, except per  November 25, % of Net November 26, % of Net
 share amounts)                2006       Sales      2005       Sales
-------------------------- ------------ -------- ------------ --------

Net sales                  $ 1,600,264    100.0% $ 1,511,457    100.0%

Cost of sales                1,047,382     65.5%   1,003,254     66.4%
                           ------------ -------- ------------ --------

Gross margin                   552,882     34.5%     508,203     33.6%

Selling, general and
 administrative expenses       461,538     28.8%     425,291     28.1%
                           ------------ -------- ------------ --------

Operating profit                91,344      5.7%      82,912      5.5%

Interest income                  1,447      0.1%         851      0.1%

Interest expense                 5,328      0.3%       2,193      0.1%
                           ------------ -------- ------------ --------

Income before income taxes      87,463      5.5%      81,570      5.5%

Income taxes                    33,092      2.1%      30,181      2.0%
                           ------------ -------- ------------ --------

Net income                 $    54,371      3.4% $    51,389      3.5%

Net income per common
 share - basic             $      0.36           $      0.32
Average shares - basic         150,461               159,330

Net income per common
 share - diluted           $      0.36           $      0.32
Average shares - diluted       150,961               160,472

Dividends declared per
 common share              $     0.105           $     0.095


             FAMILY DOLLAR STORES, INC. AND SUBSIDIARIES
                   Selected Additional Information



NET SALES INFORMATION BY MONTH:

                                               Comparable
                                                  Store
                                                  Sales
                                  Net Sales      Increase
                                -------------  ------------
September 2006                  $      592.1           1.1%
October 2006                    $      473.5          -0.2%
November 2006                   $      534.7           1.7%
                                -------------  ------------
First quarter of fiscal 2007    $    1,600.3           0.9%


NET SALES BY DIVISION:
                                For the First Quarter Ended

                                November 25,   November 26,
                                     2006          2005      % Change
                                -------------- ------------  ---------
Consumables                     $    964,944   $   906,481        6.4%
Home products                        242,413       233,319        3.9%
Apparel and accessories              222,901       210,785        5.7%
Seasonal and electronics             170,006       160,872        5.7%
                                -------------- ------------  ---------
   TOTAL                        $  1,600,264   $ 1,511,457        5.9%

STORES IN OPERATION:
                                November 25,   November 26,
                                     2006          2005
                                -------------- ------------
Beginning Store Count                  6,173         5,898
New Store Openings                        87            73
Store Closings                            (8)          (19)
                                -------------- ------------
Ending Store Count                     6,252         5,952
Total Square Footage (000s)           53,006        50,319
Total Selling Square Footage
 (000s)                               44,006        41,723


    CONTACT: Family Dollar Stores, Inc.
             Kiley F. Rawlins, CFA, Divisional Vice President
             704-849-7496
             http://www.familydollar.com